Exhibit 10.8

First Amendment to the Severance Agreement

This FIRST AMENDMENT (this “Amendment”) to the Severance Agreement (the “Severance Agreement”) dated January 31, 2012, by and between Imperial Holdings, Inc., a Florida corporation (the “Company”), and Michael Altschuler (“Employee”) is effective as of February 13, 2012 (the “Effective Date”). Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Severance Agreement.

W i t n e s s e t h:

Whereas, the Company and Employee have entered into the Severance Agreement; and

Whereas, the parties hereto desire to amend the Severance Agreement to clarify their intent with respect to the timing of any severance payments thereunder.

Now, therefore, in consideration of the foregoing premises and the mutual covenants and promises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AMENDMENT TO SEVERANCE AGREEMENT

Section 2(e)(ii) is hereby amended by adding the following proviso to the end of such section:

; provided, that in any case where the first and last days of the Applicable Release Period are in two separate taxable years, any payments required to be made to Employee that are treated as deferred compensation for purposes of Section 409A (defined below) shall be made in the later taxable year, promptly following the conclusion of the Applicable Release Period.

GENERAL PROVISIONS

Entire Agreement. Except as amended by this Amendment, the Severance Agreement shall continue in full force and effect in accordance with its terms.

Applicable Law. This Amendment shall be governed in all respects, including as to interpretation, substantive effect and enforceability, by the internal laws of the State of Florida, without regard to conflicts of laws provisions thereof that would require application to the laws of another jurisdiction other than those that mandatorily apply.

Headings. The section and other headings contained in this Amendment are for the convenience of the parties hereto only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

Counterparts. This Amendment may be executed in any number of counterparts, each of which is an original, but all of which together constitute but one instrument. The parties hereto agree to accept a signed facsimile copy or portable document format of this Amendment as a fully binding original.

* * * * *

IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment to the Severance Agreement as of the 13th day of February 2012.

IMPERIAL HOLDINGS, INC.

By:
Name:
Title:

Employee

Name: Michael Altschuler